Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 25, 2022, with respect to the consolidated financial statements and financial statement schedule II of Tabula Rasa HealthCare, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 25, 2022